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                                                                  EXHIBIT 16.1




September 29, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:


We have read the "Change in Independent Accountants" paragraph on page 56 of the registration statement on Form S-1 of Wareforce.com, Inc. dated September 29, 1999 and are in agreement with the statements contained in the third and fourth sentences therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                           /s/ ERNST & YOUNG LLP


Woodland Hills, California